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                                                            EXHIBIT 23.2

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated February 3, 1995, May 5, 1995, August 4, 1995, and November 3, 1995 included (or incorporated by reference) in the Annual Report on Form 10-K for the year ended December 31, 1994, or the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, of Southern California Edison Company, and to all references to our Firm included in this Registration Statement.




                           ARTHUR ANDERSEN LLP
                           ARTHUR ANDERSEN LLP


Los Angeles, California
January 29, 1996